UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013 (April 5, 2013)

LUFKIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-02612	75-0404410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 South Raguet, Lufkin, Texas	75904
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (936) 634-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Merger Agreement

On April 5, 2013, Lufkin Industries, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Company, a New York corporation (“Parent”), and Red Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with the Company (the “Merger”), with the Company continuing its existence under Texas law as the surviving entity in the Merger. Upon the completion of the Merger, the Company will be a wholly owned subsidiary of Parent. The boards of directors of the Company, Parent and Merger Sub have approved the Merger Agreement, and the board of directors of the Company has agreed to submit the Merger Agreement to a vote of the Company shareholders and to recommend that the Company shareholders approve the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time (excluding any shares of Common Stock held by Parent or Merger Sub, any shares of Common Stock held by the Company in treasury or by any direct or indirect wholly owned subsidiary of the Company and any dissenting shares of Common Stock) will be converted into the right to receive $88.50 per share in cash, without interest (the “Merger Consideration”).

At the Effective Time, each option to purchase shares of Common Stock (each, a “Company Option”) that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) will be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Common Stock then subject to the Company Option. “Option Consideration” means, with respect to any share of Common Stock issuable under each Company Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under the Company Option.

Each restricted stock unit that is outstanding immediately prior to the Effective Time (whether or not then vested) that represents the right to acquire shares of Common Stock (each, a “Restricted Stock Unit”) will be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Merger Consideration for each share of Common Stock subject to such Restricted Stock Unit.

Each share of restricted Common Stock that is outstanding immediately prior to the Effective Time will, as of the Effective Time, vest in full, the restrictions with respect thereto will lapse, and each share of restricted Common Stock will be deemed issued and outstanding immediately prior to the Effective Time and will be converted into the right to receive the Merger Consideration.

The Company has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions, or provide confidential information, in connection therewith. The board of directors of the Company may, subject to certain conditions, change its recommendation in favor of the approval of the Merger Agreement if, (i) in connection with the receipt of an unsolicited alternative proposal, it determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties or (ii) in connection with a material event or circumstance that arises or occurs after the date of the Merger Agreement, or a material consequence relating to an event or circumstance existing on or before the date of the Merger Agreement, that was in either case not, prior the date of the Merger Agreement, known by the board of directors of the Company, it determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties, in each case, after providing notice thereof to Parent and allowing Parent the opportunity to modify the Merger Agreement in a manner such that the board of directors of the Company would no longer be required to effect such change in recommendation.

The completion of the Merger is subject to satisfaction or waiver of customary closing conditions, including: (i) approval of the Merger Agreement by holders of two-thirds of the Company’s outstanding shares of common stock, (ii) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the “HSR Act”) and the making and receipt of applicable filings and approvals under foreign antitrust laws that are required to be made or obtained, (iii) there being no law or injunction prohibiting the consummation of the Merger and there being no action or litigation that shall have been instituted or threatened by any governmental authority that would or would be reasonably likely to prohibit the consummation of the Merger, (vi) subject to specified materiality standards, the accuracy of the representations and warranties of the Company and Parent, (vii) compliance by the Company, Parent and Merger Sub in all material respects with their respective covenants, (viii) absence of any changes or events that have had or would reasonably be expected to have a material adverse effect on the Company and (ix) there being no litigation that shall have been instituted or threatened by a governmental authority which would be reasonably likely to impose limitations on the ability of Parent to effectively exercise full rights of ownership of the Company or result in a governmental investigation or material governmental damages.

The Merger Agreement contains customary representations and warranties of the Company and Parent. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing date of the Merger and (ii) the efforts of the parties to cause the Merger to be completed.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement further provides that, upon termination of the Merger Agreement, under certain circumstances, the Company may be required to pay Parent a termination fee equal to $95,000,000. In addition, if the Merger Agreement is terminated by the Company in connection with its acceptance of a superior proposal during the first thirty days following the date of the Merger Agreement, the Company will be required to pay Parent a reduced termination fee equal to $47,000,000.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of April 5, 2013, by and among General Electric Company, Red Acquisition, Inc. and Lufkin Industries, Inc. (schedules omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press Release, dated April 8, 2013.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Parent, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about certain of the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this report and in the exhibits hereto regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company and any other statements about Parent or the Company’s management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: April 8, 2013	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Chief Financial Officer
(Principal Financial and Accounting Officer)